UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2007
TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)
27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)
(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Asset Purchase Agreement
Press Release
Plan of Reorganization
Disclosure Statement

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On May 1, 2007, Tower Automotive, Inc. (“the Company”) entered into an Asset Purchase Agreement with an affiliate of Cerberus Capital Management, L.P. pursuant to which, subject to the terms and conditions set forth therein, it agreed to sell substantially all of its assets to such company. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01 Other Events.
On May 1, 2007, the Company announced that it had filed its Plan of Reorganization under Chapter 11 of the Bankruptcy Code (“the Plan”) and accompanying Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York. The Company expects to close a sale transaction by July 31, 2007, following the completion of a competitive bidding process as outlined in the Asset Purchase Agreement, and Bankruptcy Court approval of both the Plan and sale transaction.
A copy of the press release issued by the Company in connection with the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

2.1	Asset Purchase Agreement filed with the U.S. Bankruptcy Court for the Southern District of New York on May 1, 2007. (Corresponding Schedules have been omitted. The registrant agrees to provide the Schedules if requested by the Commission.)
99.1	Press Release dated May 1, 2007.
99.2	Plan of Reorganization filed with the U.S. Bankruptcy Court for the Southern District of New York on May 1, 2007.
99.3	Disclosure Statement and Exhibits filed with the U.S. Bankruptcy Court for the Southern District of New York on May 1, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC. Registrant
Date: May 3, 2007	/s/ James A. Mallak
James A. Mallak
Chief Financial Officer